UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/05/2007

Fairchild Semiconductor International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-15181

Delaware	043363001
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

82 Running Hill Road
South Portland, Maine 04106
(Address of principal executive offices, including zip code)

207-775-8100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.01.    Completion of Acquisition or Disposition of Assets

On February 5, 2007, we successfully completed our previously-announced tender offer to acquire up to 100% of the shares of Taipei-based System General Corporation through our wholly owned subsidiary, New Conversion Co., Ltd. Pursuant to the tender offer, New Conversion Co., Ltd. acquired 65,459,517 shares, which represents 95.59% of System General outstanding shares, at a price of NT$93 per share (or approximately US$185.7 million based on current exchange rates).

The company will acquire the remaining outstanding System General shares through a share swap and merger, provided that certain conditions are met, including regulatory approvals, which the company expects to obtain.

Item 7.01.    Regulation FD Disclosure

On February 8, 2007, we announced that we have completed the tender offer discussed in Item 2.01 above. Further information is included in our press release included as Exhibit 99.1 to this report and incorporated herein by reference.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fairchild Semiconductor International, Inc.

Date: February 08, 2007	By:	/s/ Paul D. Delva
Paul D. Delva
Sr. V.P., General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated February 8, 2007